EXHIBIT 10.3


                                       Investment & Corporate Banking
                                       111 West Monroe St.
                                       20th Floor East
                                       Chicago, Illinois, U.S.A. 60603
                                       (312) 461-7219

March 24, 2000



Mr. Michael Pfeiffer
Executive Vice President, General Counsel
Realty Income Corporation
220 West Crest Street
Escondido, CA  92025-1707

RE: $25 Million Revolving Credit Agreement between Bank of Montreal and Realty Income Corporation dated February 1, 2000 (the
      "Credit Agreement")

Dear Michael:

As we discussed by telephone today, this letter will confirm the Bank of Montreal consents to the following change in the captioned Credit
Agreement:

The final sentence of Section 2.02, paragraph (a) "Procedure for Pro Rata Loans" shall be amended to allow EuroDollar Prorata Loans in the minimum aggregate amount of $1,000,000. This amount is reduced from the $5,000,000 currently in the document. The remainder of the Credit Agreement shall be unchanged.

Michael, I'm glad we could help and I trust this change will be satisfactory.

Yours truly,



Greg K. Steele
Vice President
Real Estate Capital Markets

GKS/gks